Exhibit 32(a)

DPL LLC

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of DPL LLC (the “Issuer”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Issuer’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, which this certificate accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Issuer as of the dates and for the periods expressed therein.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.

Signed:

/s/ Gustavo Garavaglia
Gustavo Garavaglia
President and Chief Executive Officer

Date: November 3, 2026

The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Issuer’s Annual Report or as a separate disclosure document.